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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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                            EL PASO CORPORATION
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TO:     All El Paso Employees

FROM:   Ronald L. Kuehn, Jr.

DATE:   June 9, 2003

As our annual shareholder meeting approaches on June 17, Oscar Wyatt has purchased an advertisement in the Houston Chronicle. I urge you not to be misled by Wyatt's ad. Wyatt's obvious attempt to divide El Paso's employees is not in the best interest of the company's employees, retirees, or shareholders. I am proud of El Paso's employees who, no matter what their historical affiliation, have been working together to help El Paso execute on our plan and return value to our shareholders.

Wyatt's ad is riddled with falsehoods and outrageous statements. While posing as a savior for El Paso's shareholders and a champion of corporate governance, Wyatt's actions speak much louder than does his paid advertisement. We believe this letter is an example of Wyatt's seller's remorse because he no longer controls Coastal. Wyatt, who owns less than one percent of El Paso's common stock, has been conducting a long-term campaign that we believe is designed to create roadblocks to El Paso's progress and is counterproductive to restoring shareholder value.

Attached to this letter is a press release that we issued this morning in response to Oscar Wyatt's ad.


                [PRESS RELEASE ATTACHMENT FILED SEPARATELY]